EXHIBIT 99.3

SANTA FE GOLD CORPORATION
1128 Pennsylvania NE, Suite 200
Albuquerque, New Mexico 87110

January 27, 2011

Robert Giustra
President & CEO
Columbus Silver Corporation
Suite 307 - 475 Howe Street
Vancouver, BC
V6C 2B3, Canada

Dear Robert:

     Reference is made to that certain Promissory Note executed by Columbus Silver Corporation (“COLUMBUS”) in favor of Santa Fe Gold Corporation (“SANTA FE”) the original principal amount of US$200,000 and dated as of even date herewith (the “NOTE”).

     In consideration of Santa Fe advancing the US$200,000 pursuant to the terms of the Note, please acknowledge and agree, by executing a counterpart of this letter agreement, that:

1.

Columbus intends to engage in a business combination transaction with Santa Fe on the same terms as detailed in that certain Memorandum of Understanding dated September 23, 2010 between Santa Fe and Columbus (the “MOU”).

2.	That the “EXCLUSIVITY” provision of the MOU is hereby amended and restated to provide as follows:

“The parties hereto agree that from the signing date hereof until 5:00 P.M. Eastern Standard Time on March 31, 2011, the Company shall deal exclusively with the Santa Fe in connection with an Acquisition Proposal (as defined in footnote 2 above).”

Yours very truly,

Santa Fe Gold Corporation

/s/ W. Pierce Carson
By: W. Pierce Carson
President & Chief Executive Officer

AGREED AND ACCEPTED:

COLUMBUS SILVER CORPORATION

By:	/S/ ROBERT GIUSTRA
Name:	ROBERT GIUSTRA

Title:	PRESIDENT & CEO
Date:	JANUARY 27, 2011